Contact:	Kathleen Campbell, Marketing Director	First Citizens National Bank
	570-662-0422	15 S. Main Street
	570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second Quarter Earnings Increased by 6.2% over one year ago.

MANSFIELD, PENNSYLVANIA—Citizens Financial Services, Incorporated (OTC BB: CZFS) Chief Executive Officer and President Randall E. Black has released its financial performance through June 30, 2004. Earnings for the quarter ending June 30, 2004 were $1,468,000 as compared to $1,382,000 for the same quarter last year, representing a 6.2% increase.

Total assets for Citizens Financial Services, Inc. were $494.8 million, an increase of 10.8% over June 30, 2003. Total deposits are $414.9 million while total loans are $350.8 million – an increase of 5.9% and 15.8%, respectively.

Net earnings for the first half of 2004 were $3.0 million, a 7.8% increase over the comparable period in 2003.

Earnings per share in the current quarter were 52 cents versus 48 cents in the comparable quarter 2003. Total stockholders’ equity (excluding accumulated other comprehensive income) has grown 5% during the first six months of 2004. The recently declared cash dividend of 19.5 cents represents a 3.5% yield on the per share market price.

Chief Executive Officer and President Randall E. Black stated, "Of prime importance this past quarter has been the efforts put into the successful acquisition of two branches of The Legacy Bank in Bradford County, which became effective June 4, 2004. This acquisition increased deposits by $20,663,000 and our loan portfolio by $27,340,000. I would like to welcome The Legacy Bank customers to First Citizens National Bank. We are glad to have them as part of our family and look forward to a rewarding relationship for many years to come.”

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties where their 15 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

Financial Highlights (In thousands, except per share and ratio data.)
(Unaudited)
	2004	2003
Six Months Ended June 30
Net income	$2,961	$2,746
Comprehensive income	1,069	2,072
Per common share data:
Earnings per share	1.05	0.96
Cash dividends declared	0.385	0.365
Performance ratios:
Return on average assets	1.26%	1.27%
Return on average equity	15.41%	15.04%

Three Months Ended June 30
Net Income	$1,468	$1,382
Per common share data:
Earnings per share	0.52	0.49
Cash dividends declared	0.195	0.185
Performance ratios:
Return on average assets	1.23%	1.26%
Return on average equity	15.12%	14.96%

At June 30
Assets	$494,796	$446,449
Investment securities:
Available-for-sale	98,507	96,289
Loans (net of unearned income)	350,797	302,957
Allowance for loan losses	4,129	3,769
Deposits	414,911	391,878
Stockholders' Equity	38,508	39,446
Non-performing assets	3,299	2,724
Average leverage ratio	7.81%	6.84%
Per common share data:
Book value	$14.02	$13.95
Market value (average of bid/ask price)	22.48	27.75
Market price to book value ratio	160.34%	198.93%

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands, except share data)	2004	2003	2003

ASSETS:
Cash and due from banks:
Noninterest-bearing	$8,782	$9,624	$13,255
Interest-bearing	3,650	327	9,955

Total cash and cash equivalents	12,432	9,951	23,210

Available-for-sale securities	98,507	106,587	96,289

Loans (net of allowance for loan losses June 30, 2004, $4,129; December 31,
2003, $3,620 and June 30, 2003 $3,769)	346,668	314,037	299,188

Premises and equipment	10,395	10,645	10,966
Accrued interest receivable	1,689	1,703	1,720
Goodwill	8,605	6,905	6,905
Core deposit intangible	1,551	978	1,195
Bank owned life insurance	7,299	7,142	2,333
Other assets	7,650	5,930	4,643

TOTAL ASSETS	$494,796	$463,878	$446,449

LIABILITIES:
Deposits:
Noninterest-bearing	$47,157	$46,820	$44,475
Interest-bearing	367,754	338,871	347,403

Total deposits	414,911	385,691	391,878
Borrowed funds	29,813	27,796	11,857
Notes Payable	7,500	7,500	-
Accrued interest payable	1,543	1,888	1,626
Other liabilities	2,521	2,474	1,642
TOTAL LIABILITIES	456,288	425,349	407,003

STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares;
issued 2,909,849 shares at June 30, 2004 and December 31, 2003
and 2,882,070 shares at June 30, 2003, respectatively	2,910	2,910	2,882
Additional paid-in capital	10,213	10,213	9,474
Retained earnings	28,332	26,455	26,161

TOTAL	41,455	39,578	38,517
Accumulated other comprehensive income	(936)	956	1,878
Less: Treasury Stock, at cost
97,262 at June 30, 2004, 96,962 at December 31, 2003,
and 55,162 shares at June 30, 2003, respectively	(2,011)	(2,005)	(949)

TOTAL STOCKHOLDERS' EQUITY	38,508	38,529	39,446

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$494,796	$463,878	$446,449

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 30		June 30

	2004	2003	2004	2003

INTEREST INCOME:
Interest and fees on loans	$5,447	$5,315	$10,795	$10,719
Interest-bearing deposits with banks	3	17	8	21
Investment securities:
Taxable	852	871	1,744	1,765
Nontaxable	62	121	147	258
Dividends	67	77	129	159

TOTAL INTEREST INCOME	6,431	6,401	12,823	12,922

INTEREST EXPENSE:
Deposits	1,992	2,190	3,956	4,429
Borrowed funds	217	74	430	149

TOTAL INTEREST EXPENSE	2,209	2,264	4,386	4,578

NET INTEREST INCOME	4,222	4,137	8,437	8,344
Provision for loan losses	-	120	-	255

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,222	4,017	8,437	8,089

NON-INTEREST INCOME:
Service charges	751	772	1,482	1,482
Trust	177	171	358	295
Gains on Loans Sold	12	130	21	226
Realized securities gains, net	204	140	491	400
Bank Owned Life Insurance	79	2	158	2
Other	153	196	260	359

TOTAL NON-INTEREST INCOME	1,376	1,411	2,770	2,764

NON-INTEREST EXPENSES:
Salaries and employee benefits	1,847	1,942	3,772	3,836
Occupancy	267	240	553	518
Furniture and equipment	165	176	335	354
Professional fees	158	142	312	304
Amortization	109	109	217	217
Other	1,129	1,022	2,155	2,032

TOTAL NON-INTEREST EXPENSES	3,675	3,631	7,344	7,261

Income before provision for income taxes	1,923	1,797	3,863	3,592
Provision for income taxes	455	415	902	846

NET INCOME	$1,468	$1,382	$2,961	$2,746

Earnings Per Share	$0.52	$0.48	$1.05	$0.96
Cash Dividend Declared	$0.195	$0.185	$0.385	$0.365

Weighted average number shares outstanding	2,812,834	2,854,688	2,812,861	2,854,688